Exhibit 10(a)

        EMPLOYMENT AGREEMENT

THIS AGREEMENT, made and entered into as of the 16 day of August, 1999 by and between MIDAMERICA BANCORP, INC., a Kentucky corporation and BANK OF LOUISVILLE, a Kentucky Combined Bank and Trust Company, (individually a "Company"; together with their successors and assigns permitted under this Agreement, the "Companies"), and JOHN T. RIPPY (the "Executive").

        W I T N E S S E T H:

WHEREAS, the Companies desire to continue the employment of the Executive and to enter into an agreement embodying the terms of such employment (this "Agreement"), and the Executive desires to enter into this Agreement and accept such continued employment, subject to the terms and provisions of this Agreement,

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Companies and the Executive (individually a "Party" and together the "Parties") agree as follows:

1.      Definitions.

(a) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

(b)     Except as provided otherwise in Section 7 hereof, "Base
Salary" shall mean the salary provided for in Section 4 below or any increased salary granted to the Executive pursuant to Section 4.

(c) "Board" shall mean the Boards of Directors of the Companies.

(d)     "Cause" shall mean:

(i)     The Executive is convicted of a felony; or

(ii) The Executive is guilty of willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to a Company, unless the Executive believed in good faith that such act or nonact was in the best interests of such Company.

(e) A "Change of Control" shall mean the occurrence of any one of the following events:

(i)     Any "person," as such term is used in Sections
3(a)(9) and 13(d)of the Securities Exchange Act of
1933, after the date hereof becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that Act, of 20% or more of the Voting Stock of a Company;

(ii) The majority of either Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent
Directors shall be considered to be an Incumbent
Director;

(iii) A Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

(iv) All or substantially all of the assets or business of a Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of such Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of such Company, all of the Voting
Stock or other ownership interests of the entity or entities, if any, that succeed to the business of such Company); or

(v) A Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of such Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company).

(f) "Constructive Termination Without Cause" shall mean a termination of the Executive's employment at his initiative as provided in Section 7(d) below following the occurrence, without the Executive's prior written consent, of one or more of the following events (except in consequence of a prior termination):

(i)     A reduction in the Executive's then current Base
Salary or the termination or material reduction of any employee benefit or perquisite enjoyed by him
(other than as part of an across-the-board reduction applicable to all executive officers of the Companies);

(ii) The failure to elect or reelect the Executive to any of the positions described in Section 3 below or removal of him from any such position;

(iii) A material diminution in the Executive's duties or the assignment to the Executive of duties which are materially inconsistent with his duties or which materially impair the Executive's ability to function as the Executive Vice President or any other office to which he may be elected or appointed:

(iv)    The failure to continue the Executive's
participation in any incentive compensation plan unless a plan providing a substantially similar opportunity is substituted;

(v) The relocation of a Company's principal office, or the Executive's own office location as assigned to him by a Company, to a location outside of the metropolitan area of Louisville, Kentucky; or

(vi) The failure of a Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of such Company within 45 days after a merger, consolidation, sale or similar transaction.

(g) "Disability" shall mean the Executive's inability to substantially perform his duties and responsibilities under this Agreement for a period of 180 consecutive days.

(h)     "Term of Employment" shall mean the period specified in
Section 2 below.

(i) "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances in the absence of contingencies, to elect the directors of a corporation.

2.      Term of Employment.

The employment of the Executive will continue for thirty-six months from the date hereof or until the earlier termination of his employment in accordance with the terms of this Agreement. Thereafter, if not terminated by written notice delivered by either party to the other prior to expiration of the original or any successive 36-month term, this Agreement's term shall be renewed for successive thirty-six month periods. A termination of this Agreement for any reason at the end of the original or renewal term shall not constitute a termination of Executive's employment or trigger required payments pursuant to Section 7 hereof, and continued employment thereafter shall be "at will" and either party may terminate the employment at any time thereafter, with or without cause.

3.      Position. Duties and Responsibilities.

(a) During the term of Employment, the Executive shall continue to be employed as Executive Vice President and General Counsel of the Companies with duties commensurate with that position. The Executive, in carrying out his duties under this Agreement, shall report to the Chief
Executive Officer.

(b) Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations (except Executive will not serve on the board of any other financial institution) or the boards of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities as the Companies' Executive Vice President or any other office to which he may be elected or appointed.

4.      Base Salary.

The Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Companies, of $120,000. The Base Salary shall be reviewed no less frequently than annually for increase at the sole discretion of the Board and its Nominating and Executive Compensation Committee.

5.      Employee Benefit Programs.

During the Term of Employment, the Executive shall be entitled to participate in all employee incentive, pension and welfare benefit plans and programs made available to the Companies' senior level executives or to their employees generally, as such plans or programs may be in effect from time to time, including without limitation, annual stock option grant, ESOP, bonus, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee incentive compensation plan, employee welfare benefit plans or programs that may be sponsored by the Companies from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded.

6.      Reimbursement of Business and Other Expenses.

The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Companies shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Companies, subject to documentation in accordance with the Companies' policy.

7.      Termination of Employment.

(a) Termination for Cause. In the event the Companies terminate the Executive's employment for Cause, he shall be entitled to:

(i) The Base Salary through the date of the termination of his employment for Cause;

(ii)    Any pension benefit that may become due pursuant to
Section 5 above, determined as of the date of such termination;

(iii) Other or additional benefits in accordance with applicable plans or programs of the Companies to the date of termination;

(iv)    Any incentive awards earned (but not yet paid).

(b) Termination Without Cause. If the Executive's employment is terminated by the Companies without Cause other than due to Disability or death, or there is a Constructive
Termination without Cause, the Executive shall be entitled to:

(i) The Base Salary through the date of termination of the Executive's employment;

(ii) The Base Salary, at the annualized rate in effect on the date of termination of the Executive's employment, for thirty-six months following such termination, paid in installments in accordance with the regular pay practices of the Companies;
provided that at the Executive's option the Companies shall pay him the present value of such salary continuation payments in a lump sum (using as the discount rate the Applicable Federal Rate for short term Treasury obligations as published by the Internal Revenue Service for the month in which such termination occurs).

(iii) The balance of any incentive awards earned (but not yet paid);

(iv) The right to exercise any stock option in full, whether or not such right is exercisable pursuant to the terms of the grant.

(v)     Any pension benefit that may become due pursuant to
Section 5 above;

(vi) Continued accrual of credited service for the purpose of the pension benefit provided under
Section 5 for thirty-six months, with such amount payable on a non-tax-qualified basis;

(vii) Continued participation in all medical, dental, hospitalization and life insurance coverage and in other employee benefit plans or programs in which he was participating on the date of the termination of his employment until the earlier of:

(A) The end of the period during which he is receiving salary continuation payments (or in respect of which a lump-sum severance payment is made);

(B) The date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverages and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis);

provided that (x) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this clause
(vii) of this Section 7(b), he shall be provided with the after-tax economic equivalent of the benefit provided under the plan or program in which he is unable to participate for the period specified in this clause (vii) of this Section
7(b), (y) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and
(z) payment of such after-tax economic equivalent shall be made quarterly in advance; and

(viii)  Immediate vesting of the Companies'
contribution to his Employee Stock Ownership Plan with any unvested amounts paid on a non-tax-qualified basis

(ix) Other or additional benefits in accordance with applicable plans and programs of the Companies to the date of termination.

 (c)    Termination  of Employment Following a Change in Control.
If following a Change in Control, the Executive's employment is terminated without Cause other than due to Disability or death or there is a Constructive
Termination Without Cause, the Executive shall be entitled to the payments and benefits provided in Section
7(b), provided that the salary continuation payments shall be paid in a lump sum without any discount. Also, immediately following a Change in Control, all amounts, entitlements or benefits in which he is not yet vested shall become fully vested. In addition, if this Agreement is in effect at the date of the Change in Control (even if subsequently not renewed) and Executive continues in the employ of the Companies for a period of two years following the effective date of the Change of Control, he may then voluntarily terminate his employment and in such a case would receive a lump sum equal to three times Base
Salary. A voluntary termination under the previous sentence of this Section 7(c) shall be effective upon 30 days prior notice to the Companies and shall not be deemed a breach of this Agreement;

(d) Voluntary Termination. In the event of a termination of employment by the Executive on his own initiative other than a termination due to death or Disability or a Constructive Termination without Cause, the Executive shall have the same entitlements as provided in Section
7(a) for a Termination for Cause.

(e) Limitation Following a Change in Control. In the event that the termination of the Executive's employment is for one of the reasons set forth in Section 7(b) above following a Change in Control, and the aggregate of all payments or benefits made or provided to the Executive under any Section above and under all other plans and programs of the Companies (the "Aggregate Payment") is determined to constitute a Parachute Payment, as such term is defined in Section 280G(b)(2) of the Internal
Revenue Code of 1986, as amended, notwithstanding any other provision of this Agreement to the contrary, the aggregate amount of payments or benefits paid by the Companies to the Executive pursuant to this Agreement, the amount to be paid to the Executive and the time of payment shall be adjusted pursuant to this Section 7(e) so as to make such payments fully deductible by the Companies. If the Parties are unable to agree upon an Auditor to calculate such an adjustment, then the Executive and Companies shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor.

(f) Upon termination pursuant to Section 7(b), the Executive will have the option of purchasing his Company car for the value of such car on the books of the Company at the time of termination, adjusted for value of the Executive's cash contribution, if any, to the purchase of the car.

(g) No Mitigation - No Offset. In the event of any termination of employment under this Section 7, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain except as specifically provided in this Section 7.

(h) Nature of Payments. Any amounts due under this Section 7 are in the nature of severance payments considered to be reasonable by the Companies and are not in the nature of a penalty.

8.      Indemnification.

(a) The Companies agree that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Companies or is or was serving at the request of the Companies as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Companies to the fullest extent permitted or authorized by the Companies' certificates of incorporation or bylaws or, if greater, by the laws of the State of Kentucky, against all cost, expense, liability and loss (including, without limitation, reasonable attorney's fees, judgments, fines, ERISA fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Companies or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Companies shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Companies of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

(b) Neither the failure of the Companies (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 8(a) that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Companies
(including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

(c) The Companies agree to continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent either Company provides such coverage for its other executive officers.


9. Representation. The Companies represent and warrant that they are fully authorized and empowered to enter into this Agreement and that the performance of their obligations under this Agreement will not violate any agreement between it and any other person, form or organization.

10. Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

11. Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Companies. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Companies, as the case may be.

12. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.


13. Survivorship. The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

14. Resolution of Disputes. Any disputes arising under or in connection with this Agreement shall, at the election of the Executive or the Companies, be resolved by binding arbitration, to be held in Kentucky in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Costs of the arbitration or litigation, including, without limitation, attorneys' fees of both Parties, shall be borne by the Companies, provided that if the arbitrator(s) determine that the claims or defenses of the Executive were without any reasonable basis, each Party shall bear his or its own costs.

15. Notices. Any notice given to a party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Companies:            MID-AMERICA BANCORP, INC.
                                P.O. Box 1101
                                Louisville, KY 40201-1101
                                Attention: Bertram W. Klein

If to the Executive:            JOHN T. RIPPY
                                4905 Crofton Road
                                Louisville, KY 40207

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.



SIGNATURES ON FOLLOWING PAGE




                            MIDAMERICA BANCORP, INC.


                            By: /S/    R. K. Guillaume

                            Title: Vice Chairman and CEO

                            BANK OF LOUISVILLE

                            By: /S/    R. K. Guillaume

                            Title: Vice Chairman and CEO


                            /S/  John T. Rippy
                            JOHN T. RIPPY




Exhibit 10(b)

                   EMPLOYMENT AGREEMENT

THIS AGREEMENT, made and entered into as of the 15th day of August, 1999 by and between MID-AMERICA BANCORP, a Kentucky corporation and BANK OF LOUISVILLE, a Kentucky Combined Bank and Trust Company (together with their successors and assigns permitted under this Agreement, the "Companies"), and STEVEN A. SMALL (the "Executive").

                  W I T N E S S E T H:

WHEREAS, the Companies and the Executive are parties to an Agreement dated as of May 3, 1993, covering the employment relationship of Executive with Companies, which agreement was superceded by an agreement dated March 1, 1996; and

WHEREAS, a subsequent agreement was executed by the Parties dated June 1, 1998; and

WHEREAS, the parties have discovered that they disagree about the enforceability and construction of the agreement dated
June 1, 1998 in various circumstances;; and

WHEREAS, the parties desire to maintain the relationship of the Companies with a valued long-term employee in the face of conflicting claims about the June 1, 1998 agreement's enforceability, and therefore agreed orally on August 15, 1999 and now wish to document that agreement, to cancel the June 1, 1998 agreement and replace it in its entirety with the agreement dated March 1, 1996, with clarifying changes, all as set forth in this Employment Agreement (the "Agreement").

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Companies and the Executive (individually a "Party" and together the "Parties") agree as follows:

1.      Definitions.

(a) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

(b) Except as provided otherwise in Section 8 hereof, "Base Salary" shall mean the salary provided for in
Section 5 below or any increased salary granted to the Executive pursuant to Section 5.

(c) "Board" shall mean the Boards of Directors of the Companies.

(d)     "Cause" shall mean:

(i)     The Executive is convicted of a felony; or

(ii) The Executive is guilty of willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Companies, unless the Executive believed in good faith that such act or nonact was in the best interests of such Company

(e) A "Change of Control" shall mean the occurrence of any one of the following events:

(i)     Any "person," as such term is used in Sections
3(a)(9) and 13(d)of the Securities Exchange Act of 1923, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that Act, of 20% or more of the Voting Stock of the Companies;

(ii) The majority of either Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director,

(iii) The Companies adopt any plan of liquidation providing for the distribution of all or substantially all of its assets;

(iv) All or substantially all of the assets or business of the Companies is disposed of pursuant to a merger, consolidation or other transaction
(unless the shareholders of such Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of such Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of such Company); or

(v) The Companies combine with another company and is the surviving corporation but, immediately after the combination, the shareholders of such Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting
Stock of the combined company (there being excluded from the number. of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company).

(f) "Constructive Termination Without Cause" shall mean a termination of the Executive's employment at his initiative other than pursuant to death or Disability
(whether such termination is covered by Section 8(b) or 8(c) below), following the occurrence, without the Executive's prior written consent, of one or more of the following events (except in consequence of a prior termination):

(i)     A reduction in the Executive's then current Base
Salary or the termination or material reduction of any employee benefit or perquisite enjoyed by him;

(ii) The failure to elect or reelect the Executive to any of the positions described in Section 4 below or removal of him from any such position;

(iii) A material diminution in the Executive's duties or the assignment to the Executive of duties which are materially inconsistent with his duties or which materially impair the Executive's ability to function as the Executive Vice
President and Chief Financial Officer or any other office to which he may be elected or appointed:

(iv)    The failure to continue the Executive's
participation in any incentive compensation plan unless a plan providing a substantially similar opportunity is substituted;

(v) The relocation of a Companies' principal office, or the Executive's own office location as assigned to him by the Companies, to a location outside of the metropolitan area of Louisville, Kentucky; or

(vi) The failure of the Companies to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of such Company within 45 days after a merger, consolidation, sale or similar transaction.

(g) "Disability" shall mean the Executive's inability to substantially perform his duties and responsibilities under this Agreement for a period of 180 consecutive days.

(h) "Term of Employment" shall mean the period specified in Section 3 below.

(i) "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances in the absence of contingencies, to elect the directors of a corporation.

2.      Cancellation of Old Agreement.

The Agreement between the Parties entered into as of June
1, 1998, is hereby revoked and canceled in its entirety.

3.      Term of Employment.

The employment of the Executive will continue to the last day of the month in which the Executive turns 55 years of age or until the earlier termination of his employment in accordance with the terms of this Agreement.

4.      Position, Duties and Responsibilities.

(a) During the term of Employment, the Executive shall continue to be employed as Executive Vice President and Chief Financial Officer of the Companies with duties commensurate with that position, including
S.E.C. reporting, internal financial reporting, financial reporting to the Board of Directors, interest rate risk management, deposit pricing, loan review, internal audit, investment management, budgeting and forecasting, and various operations functions. The Executive, in carrying out his duties under this Agreement, shall report to the Chairman of the Board,

(b) Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations (except Executive will not serve on the board of any other financial institution) or the boards of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities as the Companies' Executive Vice
President and Chief Financial Officer or any other office to which he may be elected or appointed.

5.      Signing Bonus; Base Salary.

(a) The Executive shall be paid a non-contingent bonus of $600,000, payable $300,000 upon execution of this Agreement, and the remainder by October 10, 1999
(regardless whether Executive remains employed at that date), each installment to be paid less any taxes or other withholdings required by law, in consideration of his agreement to cancel his prior employment agreement, and agreement to forego other employment opportunities in favor of continued service for the Companies.

(b) In addition, the Executive shall be paid an annualized base salary, payable in accordance with the regular payroll practices of the Companies, of $200,000 ("Base
Salary"). The Base Salary shall be reviewed no less frequently than annually for increase at the sole discretion of the Board and its Nominating and Executive Compensation Committee.

6.      Employee Benefit Programs.

During the Term of Employment, the Executive shall be entitled to participate in all employee incentive, pension and welfare benefit plans and programs made available to the Companies' senior level executives or to its employees generally, as such plans or programs may be in effect from time to time, including without limitation, annual stock option grant, ESOP, bonus, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee incentive compensation plan, employee welfare benefit plans or programs that may be sponsored by the Companies from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded.

7.      Reimbursement of Business and Other Expenses.

        The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this agreement and the Companies shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Companies, subject to documentation in accordance with the Companies' policy.

8.      Termination of Employment.

(a) Termination for Cause. In the event the Companies terminate the Executive's employment for Cause, he shall be entitled to:

(i)     The Base Salary through the date of the
termination of his employment for Cause;

(ii)    Any incentive awards earned (but not yet paid);

(iii)   Any pension benefit that may become due
pursuant to Section 6 above, determined as of the date of such termination;

(iv) Other or additional benefits in accordance with applicable plans or programs of the Companies to the date of termination.

(b) Termination Without Cause. If the Executive's employment is terminated without Cause other than due to Disability or death, or there is a Constructive
Termination without Cause, the Executive shall be entitled to:

(i) The Base Salary through the date of termination of the Executive's employment;

(ii) The Base Salary, at the annualized rate in effect on the date of termination of the Executive's employment for the unexpired term of this Employment Agreement following such termination, paid in installments in accordance with the regular pay practices of the Companies; provided that, at the Executive's option, the Companies shall pay him the present value of such salary continuation payments in a lump sum (using as the discount rate the Applicable Federal Rate for short term Treasury obligations as published by the Internal Revenue Service for the month in which such termination occurs). For purposes of this subsection (ii) "Base Salary" shall include an annual bonus calculated by taking the highest
Management Incentive Compensation Plan bonus of the three years preceding the year of termination;

(iii)   The balance of any incentive awards earned
(but not yet paid);

(iv) The right to exercise any stock option in full, whether or not such right is exercisable pursuant to the terms of the grant.

(v) Any pension benefit that may become due pursuant to Section 6 above;

(vi) Continued accrual of credited service for the purpose of the pension benefit provided under
Section 6 above until his attainment of age 55;

(vii)   Continued participation in all medical,
dental, hospitalization and life insurance coverage and in other employee benefit plans or programs in which he was participating on the date of the termination of his employment until the earlier of:

(A) The end of the period during which he is receiving salary continuation payments. (or in respect of which a lump-sum severance payment is made);

(B) The date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverages and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis); provided that (x) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this clause (vii) of this Section 8(b), he shall be provided with the after-tax economic equivalent of the benefit provided under the plan or program in which he is unable to participate for the period specified in this clause
(vii) of this Section 8(b), (y) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and
(z) payment of such after-tax economic
equivalent shall be made quarterly in
advance; and

(viii)  Immediate vesting of the Companies'
contribution to his Employee Stock Option Plan

(ix) Other or additional benefits in accordance with applicable plans and programs of the Companies to the date of termination.

(c)     Termination of Employment Following a Change in
Control. If following a Change in Control, the Executive's employment is terminated without Cause or there is a Constructive Termination Without Cause, the Executive shall be entitled to the payments and benefits provided in Section 8(b), provided that the salary continuation payments shall be paid in a lump sum without any discount. Also, immediately following a Change in Control, all amounts, entitlements or benefits in which he is not yet vested shall become fully vested. In addition, if the Executive has completed less than fifteen (15) years of service at the time of such termination, the Executive will be entitled to a supplemental pension benefit paid directly by the Companies (and not as a part of the Pension Plan of the Companies) equal to the benefit otherwise payable under said Pension Plan based upon the completion of fifteen (15) years of service, minus any amounts payable pursuant to the said Pension Plan.
This supplemental pension benefit is an unfunded liability of the Companies, the successors and assigns, and not part of any established Plan of the Companies. In addition, if Executive continues in the employ of the Companies for a period of two years following the effective date of the Change of Control, he may then voluntarily terminate his employment and in such a case would receive, in addition to the benefits provided for elsewhere herein, a sum equal to three times Base Salary. A voluntary termination under this Section 8(c) shall be effective upon 30 days prior notice to the Companies and shall not be deemed a breach of this Agreement. For purposes of this
Section 8(c) "Base Salary" shall include an annual bonus calculated by taking the highest Management
Incentive Compensation Plan bonus of the three years preceding the year of termination;

(d) Voluntary Termination. In the event of a termination of employment by the Executive on his own initiative other than a termination due to death or Disability or a Constructive Termination without Cause, the Executive shall have the same entitlements as provided in Section 8(a) for a Termination for Cause.

(e)     Limitation Following a Change in Control.       If the
Companies in good faith determine that amounts payable or value of benefits provided under Section 8(c) (and
Section 8(b), to the extent incorporated in Section
8(c) by reference) of this Agreement are covered by
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), notwithstanding any other provision of this Agreement to the contrary, the aggregate amount of payments or benefits paid by the Companies to the Executive pursuant to Section 8(c) of this Agreement shall be adjusted to no less than $1.00 below the maximum amount that is deductible by the Companies; provided, however that, in making this determination, (i) the amounts payable pursuant to
Section 5 of this Agreement for calendar years prior to the Change in Control shall be included in the "base amount" calculated pursuant to Code Sections
280G(b)(3) and 280G(d)(2); and (ii) the amount payable pursuant to Section 5(a) of this Agreement, as a non-contingent payment, shall not be considered a "parachute payment" as defined in Code Section
280G(b)(2)(A). If the Parties are unable to agree upon an Auditor to calculate such an adjustment, then the Executive and Companies shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor.
The determination made under this paragraph shall be final and binding on both Parties.

(f)     Purchase of Car.        Upon termination pursuant to
Section 8(b), (c) or (d), the Executive will have the option of purchasing his Company car for the value of such car on the books of the Company at the time of termination, adjusted for value of the Executive's cash contribution to the purchase of the car.

(g) No Mitigation - No Offset. In the event of any termination of employment under this Section 8, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain except as specifically provided in this Section 8.

(h)     Nature of Payments. Any amounts due under this Section
8 are in the nature of severance payments considered to be reasonable by the Companies and are not in the nature of a penalty.

9.      Indemnification.

(a) The Companies agree that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Companies or is or was serving at the request of the Companies as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Companies to the fullest extent permitted or authorized by the Companies' certificates of incorporation or bylaws or, if greater, by the laws of the State of Kentucky, against all cost, expense, liability and loss (including, without limitation, reasonable attorneys fees, judgments, fines, ERISA fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Companies or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The
Companies shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Companies of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

(b) Neither the failure of the Companies (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section
10(a) that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Companies (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

(c) The Companies agree to continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent either Company provides such coverage for its other executive officers.

10.     Representation.

        The Companies represent and warrant that they are fully authorized and empowered to enter into this Agreement and that the performance of their obligations under this Agreement will not violate any agreement between it and any other person, form or organization.

11.     Entire Agreement.

        This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

12.     Amendment or Waiver.

        No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Companies. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Companies, as the case may be.

13.     Severability.

In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole, or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

        14.     Survivorship.

        The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

        15.     Resolution of Disputes.

Any disputes arising under or in connection with this Agreement shall, at the election of the Executive or the Companies, be resolved by binding arbitration, to be held in Kentucky in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Costs of the arbitration or litigation, including, without limitation, attorneys' fees of both Parties, shall be borne by the Companies, provided that if the arbitrator(s) determine that the claims or defenses of the Executive were without any reasonable basis, each Party shall bear his or its own costs.

        16.     Notices.

Any notice given to a party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of

        If to the Companies:            MID-AMERICA BANCORP
                                        P.O. Box 1101
                                        Louisville, KY 40201-1101
                                        Attention:  Bertram W. Klein

        If to the Executive:            STEVEN A. SMALL
                                        7210 Leafland Place
                                        Prospect, KY 40059


IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                        MID-AMERICA BANCORP

                                        By:     /s/ R.K. Guillaume

                                        Title:  Chief Executive Officer


                                        BANK OF LOUISVILLE

                                        By:     /s/ R.K. Guillaume

                                        Title:  Chief Executive Officer


                                        STEVEN A. SMALL

                                        /s/ Steven A. Small